UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
April 6, 2011

Moody National REIT I, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-150612	26-1812865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Woodway Drive, Suite 110
Houston, Texas 77057
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (713) 977-7500

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

On April 6, 2011, Moody National REIT I, Inc. (the “Company”) entered into Amendment No. 1 to the Amended and Restated Advisory Agreement (the “Amendment”) by and among the Company, Moody National Operating Partnership I, L.P., the Company’s operating partnership, and Moody National Advisor I, LLC, the Company’s advisor, in order to renew the advisory agreement for an additional one-year term, expiring on April 15, 2012.

The material terms of the Amendment described herein are qualified in their entirety by the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01.                      Other Events.

On April 5, 2011, the Company’s board of directors approved an extension of the Company’s initial public offering of up to $1,100,000,000 in shares of the Company’s common stock until the earlier of the sale of all of the shares of the Company’s common stock registered in the offering or April 15, 2012.  Under rules promulgated by the Securities and Exchange Commission, in some circumstances, the Company could continue its offering until as late as October 15, 2012.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1
Amendment No. 1 to the Amended and Restated Advisory Agreement, dated April 6, 2011, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 6, 2011	MOODY NATIONAL REIT I, INC.

	By:	/s/ Brett C. Moody
	Name:	Brett C. Moody
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amendment No. 1 to the Amended and Restated Advisory Agreement, dated April 6, 2011, by and among Moody National REIT I, Inc., Moody National Operating Partnership I, L.P., Moody National Advisor I, LLC and Moody National Realty Company, L.P.